EXHIBIT 99.1

          SHPI ANNOUNCES RESULTS FOR FIRST QUARTER ENDED MARCH 31, 2005

                    o Revenue increases 46% to $1.7 million
         o Third consecutive profitable quarter with net income greater than $100,000, before non-cash compensation expense

Bountiful, Utah - May 10, 2005 - Specialized Health Products International, Inc. (OTCBB: SHPI), a leader in the design and development of medical safety devices, today reported consolidated financial results for the first quarter ended March 31, 2005.

First quarter highlights include:

         o        Total revenue increases 46% compared to the first quarter of
                  2004
         o        Sales of manufactured products more than double year-over-year
         o SG&A, before non-cash compensation expense, decreases to 33% of revenue from 56% in the same period last year
         o        Net income, before non-cash compensation expense, improves to
                  $101,000 compared to a loss of $283,000 in Q1 2004
         o        Company receives 510(k) clearance to market SecureLoc(TM)
                  Safety Introducer Needle

Revenues for the first quarter of 2005 were $1.7 million, an increase of 46% from the $1.1 million recorded in the same period last year. Excluding amortization of deferred stock-based compensation, net income for the quarter was $101,000 compared to a net loss of $283,000 for the first quarter of 2004. Including amortization of $319,000 in deferred stock-based compensation, the Company reported a net loss of $218,000, or breakeven on an earnings per diluted share basis, for the first quarter of 2005, compared to a loss of $283,000, or $(0.01) per diluted share, for the same period last year.

"We are very pleased with the results achieved in the first quarter and believe that we are off to a strong start in 2005," commented Jeff Soinski, President and Chief Executive Officer. "By successfully utilizing our research and development capabilities to develop patented technology and proprietary medical devices, we are strengthening our product portfolio and overall platform for growth. This solid platform, coupled with our expanding OEM and distributor sales channels, enabled us to grow our first quarter top- and bottom-line results ahead of expectations and drive our share of the addressable disposable medical products market."

Mr. Soinski continued, "We expect to build on this momentum and, thus far in 2005, we have received FDA marketing clearance for our new SecureLoc(TM) Safety Introducer Needle product line and have filed a 510(k) application for MiniLoc(TM) Safety Infusion Set, our next generation safety Huber needle product line. We plan to launch the SecureLoc(TM) Safety Introducer Needle product line, which will be the first commercial application of our SecureLoc(TM) platform technology, late in the second quarter. We expect to receive FDA marketing clearance for MiniLoc(TM) Safety Infusion Set in the near term, and plan to begin shipping this exciting new product line later this summer. These two new product lines will be our second and third self-manufactured products respectively, and will bring the total number of marketed products based upon our proprietary safety technologies to seven."

"We are encouraged by our accomplishments in the first quarter and believe that we have the core intellectual property platforms and leading safety medical products to deliver superior value to our customers and build long-term value for our stockholders," Mr. Soinski concluded. "Entering the second quarter, our shipments and deliveries, particularly of our manufactured products, remain strong. Given these factors and the opportunities in the safety medical device market, we expect revenue and net income to continue to improve and to achieve profitability for the year, before non-cash stock based compensation expense."

SHPI will conduct a conference call to discuss first quarter 2005 financial results on Wednesday, May 11, 2005, at 4:30 p.m. EDT. Investors can participate in the conference call live by dialing (888) 428-4480 in the U.S. and (612) 332-1025 internationally. In addition, the call will be broadcast live over the Internet hosted at www.shpi.com under "Webcast" and will be archived online within one hour after completion of the call. A replay of the call will be available for one week after the event by dialing (800) 475-6701 in the U.S. and
(320) 365-3844 internationally and entering access code: 780191.

About Specialized Health Products International, Inc.
-----------------------------------------------------
SHPI is a leading developer, manufacturer and marketer of proprietary disposable medical devices for clinician and patient safety. Our innovative safety devices are designed to maximize the efficiency and quality of healthcare, while minimizing the risk of accidental needlesticks. Through proprietary design and manufacturing processes, we have developed multiple products based upon two primary patented technology platforms, FlexLoc(R) and SecureLocTM, which apply to virtually all medical needles used today. We manufacture and market certain products, including LiftLoc(R) Safety Infusion Set, under our own label. We license or supply other products to leading manufacturers and marketers in the global disposable medical product industry. For more information about SHPI, visit our web site at www.shpi.com

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic conditions, risks in product and technology development, the effect of the Company's accounting policies and other risk factors detailed in the Company's SEC filings. These factors and others could cause operating results to vary significantly from those in prior periods and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included on certain forms the Company files with the Securities and Exchange Commission.


Contacts:
Specialized Health Products International, Inc.
Paul S. Evans
Tel: 801-298-3360
pevans@shpi.com

Integrated Corporate Relations, Inc.
John Mills
Tel: 310-395-2215
jmills@icr-online.com

                                      # # #

                            (Financial Tables Follow)

                SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                         FOR THE QUARTERS ENDED MARCH 31, 2005 AND 2004


                                                                      Quarters Ended
    Revenue:                                                March 31, 2005       March 31, 2004
    --------                                                --------------       --------------
    Product sales and royalties                              $   1,355,179        $     902,297
    Technology fees and license revenues                           198,906              198,906
    Development fees and related services                          105,801               35,163
                                                             -------------        -------------

    Total revenue                                                1,659,886            1,136,366

    Cost of sales                                                  326,256              184,736
                                                             -------------        -------------

    Gross profit                                                 1,333,630              951,630

    Operating expenses:
       Research and development (2005 excludes
         amortization of deferred compensation of
         $106,788)                                                 671,234              617,679
       Sales and marketing (2005 excludes amortization
         of deferred compensation of $3,348)                       223,070              339,393
       General and administrative (2005 excludes
         amortization of deferred compensation of
         $208,728)                                                 334,408              291,858
       Amortization of deferred compensation                       318,864                    -
                                                             -------------        -------------

    Total operating expenses                                     1,547,576            1,248,930
                                                             -------------        -------------

    Income (loss) from operations                                 (213,936)            (297,300)

    Other income (expense)                                          (3,690)              13,979
                                                             -------------        -------------

    Net loss                                                 $    (217,636)       $    (283,321)
                                                             =============        =============

    Net loss per share                                       $         .00        $       (.01)
                                                             =============        =============

    Weighted average number of common shares outstanding        44,458,261           26,720,570
                                                             =============        =============


                        SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC. AND SUBSIDIARIES
                                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   AS OF MARCH 31, 2005 AND DECEMBER 31, 2004


         ASSETS                                                                 March 31,            December 31,
                                                                                   2005                  2004
                                                                              -------------         -------------
Current assets:
   Cash and cash equivalents                                                  $   1,166,265         $   1,571,926
   Accounts receivable                                                            1,110,547             1,228,647
   Inventory                                                                        264,274               286,577
   Prepaid expenses and other                                                       155,722               146,924
                                                                              -------------         -------------
     Total current assets                                                         2,696,808             3,234,074
                                                                              -------------         -------------

Property and equipment, net                                                         600,076               447,907

Intangible assets, net                                                              256,115               261,115

Other assets                                                                        142,630               114,633
                                                                              -------------         -------------
                                                                              $   3,695,629         $   4,057,729
                                                                              =============         =============

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities                                                           $     602,454         $   1,012,119

Accrual for patent litigation expenses, net of current portion                      692,161               791,365

Deferred revenue, net of current portion                                             70,000                77,500

Deferred rent                                                                         8,892                10,797
                                                                              -------------         -------------

     Total liabilities                                                            1,373,507             1,891,781
                                                                              -------------         -------------

Stockholders' equity:
   Preferred stock, $.001 par value; 30,000,000 shares authorized,
     0 and 0 shares Series A outstanding, respectively                                    -                     -
   Common stock, $.02 par value; 70,000,000 shares authorized,
     44,481,945 and 44,457,995 shares issued and outstanding,
     respectively                                                                   889,639               889,160
   Additional paid-in capital                                                    42,062,333            42,007,866
   Deferred compensation                                                         (3,259,502)           (3,578,366)
   Accumulated deficit                                                          (37,370,348)          (37,152,712)
                                                                              -------------         -------------
     Total stockholders' equity                                                   2,322,122             2,165,948
                                                                              -------------         -------------
                                                                              $   3,695,629         $   4,057,729
                                                                              =============         =============